Exhibit 99.1

Transphorm Announces Fiscal 2023 Fourth Quarter and Year End
Financial Results and Provides Business Update

Company to Initiate a Review of Strategic Opportunities to Enhance Shareholder Value in Fiscal Q2
Fiscal Year 2023 Product Revenue up 21% Year-Over-Year
Company to Host Webcast Today at 5:00 p.m. ET to Review Financials and Provide a Business Update

GOLETA, Calif.— June 27, 2023—Transphorm, Inc. (NASDAQ: TGAN)—a global leader in GaN, the future of next generation power systems, announced today financial results for the fiscal fourth quarter and year ended March 31, 2023.

Fiscal 2023 and Fourth Quarter and Recent Highlights

Corporate Updates

•Raised $9.3 million through the exercise of existing warrants and a private placement of common stock.
•Fully repaid $12.0 million Nexperia loan in April, ended exclusivity for Nexperia in the four-wheeler Electric Vehicle segment.
•Announced rights offering for up to $15 million of common stock, in which certain key stockholders have indicated their interest in participating.
•Appointed Dr. Primit Parikh and Dr. Umesh Mishra as President and Chief Executive Officer of the Company, and Chair of the Board of Directors, respectively.

Key Business Highlights

•Reported revenue of $3.2 million for the fourth quarter of fiscal 2023, which was primarily impacted by a government contract delay, the revenue from which will be recognized commencing in the first quarter of fiscal 2024. Product revenue for the fourth quarter of fiscal 2023 was at the Company’s targeted $3.2 million.
•Fiscal 2023 product revenue increased to $14.7 million, a 21% increase year-over-year.
•Strong 5-year pipeline opportunity now stands at over $440 million, up 7% from the Company’s previous update in February 2023.
•Increased design-ins and opportunities nearing or in production are currently expected to result in sequential product revenue growth resuming in the second quarter of fiscal 2024.
•Secured a contract for up to $15 million from the National Security Technology Accelerator (NSTXL), to manufacture advanced GaN epiwafers under the ECLIPSE Project.

High Power Segment Update – Transphorm a Worldwide Leader in GaN

•Increased total design-ins for higher power (300 Watt – 4 Kilowatt) to over 60 (with 30 in production), an increase of 25% from the Company’s previous update in February 2023.
•Only GaN company with a proven ramp in the microinverter segment, with several hundred thousand devices in the field (800W, 1500W inverters) and targeted ramp to over $1 million annual revenue over the next 12 months with the Company’s largest customer. Other key design-ins ongoing.

•Announced a low-cost driver solution for SuperGaN FETs, strengthening the Company’s value proposition in segments such as LED lighting, charging, microinverters, UPS and gaming computers.
•Launched the first 1200 V FET simulation model and preliminary datasheet, a 1200V GaN-on-Sapphire power semiconductor backing the Company’s ability to support future automotive power systems and compete with 1200V SiC devices.
•Launched the Company’s third, high-power GaN design tool using a digital signal controller from Microchip Technology, featuring a 3.0 kW DC-to-AC non-isolated full-bridge inverter evaluation board.

Low Power Segment Update – Transphorm enables superior performance

•Increased total design-ins for power adapters and fast chargers (< 300 W) to over 90 (with over 25 in production), an increase of 10% from the Company’s previous update in February 2023.
•Weltrend Semiconductor Inc., the global leader in adapter USB Power Delivery (PD) Controller Integrated Circuits (ICs) released an integrated GaN System-in-Package (SiP) for 65 W fast charging applications, in collaboration with us, utilizing our high-performance, high-reliability GaN chips.
•In a recent tear-down study of the 280 W Razer gaming power supply1, Transphorm’s drop-in SuperGaN out-performed different e-mode devices (including Leading foundry-made GaN) with a device temperature reduction of between 20% - 50%, higher efficiency, and expected reliability.
•Announced six surface mount devices available in Industry Standard PQFN 5x6 and 8x8 packages (for both low and high-power segments).

“We continue to see strong fundamental growth trends driven primarily by increased design wins for both the high-power and low-power market segments. We believe these trends point to the Company resuming sequential product revenue growth beginning in the second quarter of fiscal 2024,” commented Transphorm’s President, CEO and Co-Founder, Primit Parikh. “Our differentiated GaN semiconductors lead the industry in performance and reliability, carrying the only reported broad power spectrum reliability ratings for GaN power and over 175 billion hours in the field. Our increased design-ins, the end customer momentum in ramping GaN, and the recent broad market excitement in GaN power is driving our desire to commence a strategic review of various opportunities to enhance shareholder value.”

“We believe the past quarter and fiscal year have been extremely important toward positioning us strategically for future growth. We expect our recently announced rights offering and the asset-based debt financing initiatives we are pursuing will significantly improve our cash position and put us in a strong position to pursue the increased opportunity funnel and allow us to focus on product innovation, operational capabilities and collaborative opportunities,” stated Cameron McAulay, Chief Financial Officer.

Fiscal 2023 Fourth Quarter Financial Results

Revenue for the fourth quarter of fiscal 2023 was $3.2 million, compared to $4.5 million in the prior quarter and $4.9 million for the fourth quarter of fiscal 2022.

1 Cascode GaN improves efficiency – A teardown of Razer 280W Power Adapter - Power Electronics News

Operating expenses on a GAAP basis were $8.5 million in the fourth quarter of fiscal 2023, compared to $7.2 million in the prior quarter and $5.6 million in the fourth quarter of fiscal 2022. Operating expenses for the fourth quarter of fiscal 2023 consisted of R&D expenses of $3.0 million and SG&A expenses of $5.5 million. On a non-GAAP basis, operating expenses in the fourth quarter of fiscal 2023 were $7.5 million, compared with non-GAAP operating expenses of $6.0 million in the prior quarter and $4.7 million in the fourth quarter of fiscal 2022.

GAAP net loss for the fourth quarter of fiscal 2023 was ($8.8) million, or ($0.15) per share, compared to GAAP net loss of ($10.5) million, or ($0.18) per share, in the prior quarter, and GAAP net loss of ($5.0) million, or ($0.09) per share, in the fourth quarter of fiscal 2022. On a non-GAAP basis, net loss for the fourth quarter of fiscal 2023 was ($7.2) million, or ($0.13) per share, compared to non-GAAP net loss of ($8.5) million, or ($0.15) per share, in the prior quarter, and non-GAAP net loss of ($3.5) million, or ($0.07) per share, in the fourth quarter of fiscal 2022.

Fiscal 2023 Full Year Financial Results

Revenue for the fiscal 2023 was $16.5 million, compared to $24.1 million for fiscal 2022, due primarily to an $8.0 million decrease in licensing revenue. For fiscal 2023, product sales were $14.7 million, an increase of 21% compared to fiscal 2022.

Operating expenses on a GAAP basis were $27.8 million in fiscal 2023, compared to $21.4 million in fiscal 2022. Operating expenses for the fiscal 2023 consisted of R&D expenses of $8.9 million and SG&A expenses of $18.9 million. On a non-GAAP basis, operating expenses in fiscal 2023 were $24.2 million, compared with non-GAAP operating expenses of $18.3 million in fiscal 2022.

GAAP net loss for fiscal 2023 was ($30.6) million, or ($0.54) per share, compared to GAAP net loss of ($10.2) million, or ($0.22) per share, in fiscal 2022. On a non-GAAP basis, net loss for fiscal 2023 was ($24.6) million, or ($0.44) per share, compared to non-GAAP net loss of ($6.4) million, or ($0.14) per share, in fiscal 2022.

Cash, cash equivalents and restricted cash as of March 31, 2023, were $16.0 million. The increased quarterly burn was driven by lower revenue, due to the delay in securing the new government contract with NSTXL and increased Days Sales Outstanding (DSO). During the first quarter of fiscal 2024, we were awarded the NSTXL contract, resulting in revenue being recognized commencing in such quarter, and DSOs improved to historical levels.

Fiscal 2024 First Quarter Guidance

For the first quarter of fiscal 2024, the Company expects:
•Revenue in the range of $5.8 million to $6.2 million;
•GAAP gross margins in the 30-34% range; and
•GAAP net loss per share in the $(0.10) to $(0.13) range.

The Company currently forecasts it will have cash runway into the second half of September 2023, not including the rights offering, asset-based debt or any other financings. If the rights offering is fully subscribed and the Company completes the asset-based debt financing that it is pursuing, the Company would have cash runway well into fiscal 2025. Please refer to the Company’s Annual Report on Form 10-K for additional information and liquidity disclosures.

Conference Call and Webcast Information

Event:	Transphorm Fiscal 2023 Fourth Quarter and Full Year Financial Results Full Year Financial Results
Date:	Tuesday, June 27, 2023
Time:	5:00 p.m. Eastern Time
Registration:	https://register.vevent.com/register/BIff2d46a2f63c464b80cc25344b9c6e09

Investors and analysts may also join the webcast on the Events section on the Company’s website.
A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days on the Investor Relations section of the Company’s website.

About Transphorm

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income in joint venture.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s expectations related to its planned rights offering and the asset-based debt financing initiatives it is pursuing, including the potential proceeds from such efforts; the Company’s current expectation regarding its cash runway, without any additional financing; the expected date through which proceeds from the rights offering and any debt financing, if consummated, would fund the Company’s operations; the expectation that the rights offering and debt financing initiatives will allow the Company to increase its focus on product innovation, operational capabilities and collaborative opportunities; expected key stockholder participation in the rights offering; the Company’s intent to conduct a strategic review in the second quarter of fiscal 2024; the Company’s 5-year pipeline and anticipated future growth; the Company’s expectation that sequential product revenue growth will resume in the second quarter of fiscal 2024; the Company’s targeted ramp in the microinverter segment; the Company’s expectations for future products, design-ins and market acceptance; the Company’s guidance for the first quarter of fiscal 2024; and the information set forth in the quotes by the Company’s management set forth herein. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: prevailing market conditions; the Company’s ability to commence and successfully complete the rights offering as expected; whether the Company’s stockholders of record (including those that have indicated interest in participating in the rights offering) will exercise their rights to purchase common stock and the amount subscribed; whether the Company will be able to successfully close any debt financing; that any funds raised through the rights offering or any debt financing may not fund the Company’s working capital requirements for as long as anticipated; that the Company’s current forecasted cash runway, without any additional financing, may not last as long as anticipated; that the Company’s anticipated strategic review may not result in any transaction (or that the terms of such transaction may not be favorable or acceptable to the Company or its stockholders); risks related to Transphorm’s operations, such as additional financing requirements, access to capital and market acceptance of its current and future products; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere therein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:

Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023 (unaudited)	March 31, 2022 (audited)
Assets
Current assets:
Cash and cash equivalents	$15,527	$33,435
Restricted cash	500	500
Accounts receivable	4,396	2,558
Inventory	8,406	6,330
Prepaid expenses and other current assets	1,859	1,971
Total current assets	30,688	44,794
Property and equipment, net	7,890	1,649
Operating lease right-of-use assets	3,033	—
Goodwill	1,079	1,180
Intangible assets, net	321	617
Investment in joint venture	715	143
Other assets	726	263
Total assets	$44,452	$48,646

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,895	$3,588
Deferred revenue	—	346
Accrued interest	180	180
Accrued payroll and benefits	1,458	1,171
Operating lease liabilities	404	—
Revolving credit facility	12,000	—
Total current liabilities	21,937	5,285
Revolving credit facility, net of current portion	—	12,000
Operating lease liabilities, net of current portion	2,670	—
Other liabilities	230	—
Total liabilities	24,837	17,285
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	230,272	211,190
Accumulated deficit	(209,236)	(178,638)
Accumulated other comprehensive loss	(1,427)	(1,196)
Total Stockholders’ equity	19,615	31,361
Total liabilities and stockholders’ equity	$44,452	$48,646

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022
Revenue, net	$3,192	$4,493	$4,927	$16,511	$24,050
Cost of goods sold	3,017	7,162	3,789	17,461	12,530
Gross (loss) profit	175	(2,669)	1,138	(950)	11,520
Operating expenses:
Research and development	3,013	2,325	1,632	8,908	6,655
Sales and marketing	1,651	1,447	1,047	5,247	3,535
General and administrative	3,854	3,457	2,917	13,672	11,226
Total operating expenses	8,518	7,229	5,596	27,827	21,416
Loss from operations	(8,343)	(9,898)	(4,458)	(28,777)	(9,896)
Interest expense	180	184	181	730	792
Loss in joint venture	659	799	677	2,724	3,971
Changes in fair value of promissory note	—	—	—	—	(605)
Other income, net	(392)	(421)	(317)	(1,633)	(3,819)
Loss before tax expense	(8,790)	(10,460)	(4,999)	(30,598)	(10,235)
Tax expense	—	—	—	—	—
Net loss	$(8,790)	$(10,460)	$(4,999)	$(30,598)	$(10,235)
Net loss per share - basic and diluted	$(0.15)	$(0.18)	$(0.09)	$(0.54)	$(0.22)
Weighted average common shares outstanding - basic and diluted	57,144,218	56,739,450	53,343,862	56,227,007	46,056,331

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022
GAAP net loss	$(8,790)	$(10,460)	$(4,999)	$(30,598)	$(10,235)
Adjustments:
Stock-based compensation	858	1,123	758	3,199	2,614
Depreciation	174	180	147	672	547
Amortization	74	74	74	296	296
Total other expense, net	447	562	541	1,821	339
Total adjustments to GAAP net loss	1,553	1,939	1,520	5,988	3,796
Non-GAAP net loss	$(7,237)	$(8,521)	$(3,479)	$(24,610)	$(6,439)
GAAP net loss per share - basic and diluted	$(0.15)	$(0.18)	$(0.09)	$(0.54)	$(0.22)
Adjustment	0.02	0.03	0.02	0.10	0.08
Non-GAAP net loss per share - basic and diluted	$(0.13)	$(0.15)	$(0.07)	$(0.44)	$(0.14)
Weighted average common shares outstanding - basic and diluted	57,144,218	56,739,450	53,343,862	56,227,007	46,056,331

	Three Months Ended			Twelve Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022
GAAP operating expenses	$8,518	$7,229	$5,596	$27,827	$21,416
Adjustments:
Stock-based compensation	796	1,035	715	2,955	2,453
Depreciation	101	102	94	394	385
Amortization	74	74	74	296	296
Total adjustments to GAAP operating expenses	971	1,211	883	3,645	3,134
Non-GAAP operating expenses	$7,547	$6,018	$4,713	$24,182	$18,282

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Twelve Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(30,598)	$(10,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory	3,127	196
Depreciation and amortization	968	843
Amortization of right-of-use assets	566	—
Perpetual licensing revenue from a related party	—	(8,000)
Stock-based compensation	3,199	2,614
Interest cost	—	107
Gain on promissory note conversion	—	(1,222)
Gain on sale of equipment	(106)	—
Loss in joint venture	2,724	2,516
Changes in fair value of derivative instruments	(14)	—
Changes in fair value of promissory note	—	(605)
Changes in operating assets and liabilities:
Accounts receivable	(1,838)	(940)
Inventory	(5,203)	(4,303)
Prepaid expenses and other current assets	125	(518)
Other assets	(463)	11
Accounts payable, accrued expenses, and other liabilities	1,586	198
Deferred revenue	(346)	(159)
Accrued payroll and benefits	288	(239)
Operating lease liabilities	(524)	—
Net cash used in operating activities	(26,509)	(19,736)
Cash flows from investing activities:
Purchases of property and equipment	(6,936)	(595)
Proceeds from sale of equipment	111	—
Investment in joint venture	(3,321)	(4,526)
Net cash used in investing activities	(10,146)	(5,121)
Cash flows from financing activities:
Proceeds from stock option exercise	710	221
Proceeds from issuance of common stock	16,000	50,900
Cost associated with issuance of common stock	(280)	(1,127)
Payment for taxes related to net share settlement of restricted stock units	(546)	(768)
Proceeds from exercise of warrants	2,950	272
Net cash provided by financing activities	18,834	49,498
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(87)	(206)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,908)	24,435
Cash, cash equivalents and restricted cash at beginning of period	33,935	9,500
Cash, cash equivalents and restricted cash at end of period	$16,027	$33,935
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$15,527	$33,435
Restricted cash	500	500
Cash, cash equivalents and restricted cash at end of period	$16,027	$33,935